Obalon Therapeutics, Inc. Announces Fourth Quarter and Full Year 2016 Financial Results
SAN DIEGO, February 23, 2017 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its financial results for the fourth quarter and full year ended December 31, 2016.
“2016 was a transformative year for Obalon. We submitted our PMA filing for approval of the Obalon balloon system in January 2016 and received FDA approval just eight months later in September 2016. In October 2016, we completed our $75 million IPO to scale up and prepare for US launch,” said Andy Rasdal, Chief Executive Officer of Obalon. “In January 2017 we began selling the Obalon Balloon in the United States. We are committed to establishing the Obalon balloon system as a best in class weight loss treatment option for obese patients and continuing to develop our new product pipeline to further expand our market opportunity.”
Fourth Quarter 2016 Results
The Company reported total revenues of $0.8 million for the fourth quarter, compared to $1.0 million for the fourth quarter of 2015. Net loss was reported at $7.5 million compared to a net loss of $4.8 million in the fourth quarter of 2015 and net loss per share for the quarter was $0.51 as compared to net loss per share of $8.42 in the fourth quarter of 2015.
Cost of goods sold was $0.9 million during the three months ended December 31, 2016, up from $0.7 million for the prior year period. Gross profit for the fourth quarter was a negative $0.1 million, resulting in a negative gross margin of 13%, compared to a positive gross profit of $0.3 million and 33% for the fourth quarter of 2015.
Research and Development expense for the fourth quarter totaled $2.6 million, down from $3.8 million in the fourth quarter of 2015, and Selling, General and Administrative, or SG&A expense increased to $4.8 million for the fourth quarter, compared to $1.2 million in the fourth quarter 2015.
Operating loss for the fourth quarter was $7.5 million, compared to an operating loss of $4.7 million for the fourth quarter of 2015.

Net loss for the quarter was $7.5 million, or $0.51 per share as compared to a net loss of $4.8 million or $8.42 per share for fourth quarter of 2015.
At December 31, 2016, cash, cash equivalents and short term marketable securities were $75.5 million and long-term debt was $9.9 million.
On October 12, 2016, Obalon closed an initial public offering of 5.0 million shares issued at a price of $15.00 per share for gross proceeds of $75.0 million and net proceeds of $67.2 million.
Full Year 2016 Results
Obalon reported full year 2016 total revenues of $3.4 million, a decrease from $4.0 million for the full year 2015.
Gross profit for the full year 2016 was $0.6 million, which equates to a gross margin of 17%. This compared to gross profit of $1.5 million in the prior year and a gross margin of 38%.
Operating loss was $19.5 million as compared to an operating loss of $14.9 million in the prior year.
Net loss for the full year 2016 increased to $20.5 million, or $4.85 per share, compared to a net loss of $15.6 million, or $27.14 per share, in the prior year.
Call Information
A conference call to discuss fourth quarter 2016 financial results is scheduled for today, February 23, 2017, at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S) or (661) 378-9934 (international) using passcode 69450068.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event.  The conference call will also be webcast live at:  http://edge.media-server.com/m/p/su8exugw.
A replay of the call will be available through March 2, 11:30 AM EST by calling (855) 859-2056 (U.S.) or (404) 537-3406 (international), using passcode 69450068.  An archive of the webcast will be available for twelve months following the event on Obalon Therapeutics website located at http://investor.obalon.com in the “News & Events” section.

About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN), is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the benefits of the company’s product and market opportunity. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to achieve or sustain profitability; the company’s ability to predict its future prospects and forecast its financial performance and growth; the rate at which physicians and patients adopt and use the company’s balloon system; the effect of adverse events or other negative developments involving other companies’ intragastric balloons or other obesity treatments; the company’s ability to educate physicians on safe and proper use of the Obalon balloon system; the rate at which patients may experience serious adverse device events as the result of the misuse or malfunction of, or design flaws in, the company’s products; the company’s ability to obtain FDA approval or other regulatory approvals for its future products and product improvements; the company’s ability to adequately protect its proprietary technology and maintain its issued patents and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com
Media:
Megan Driscoll
EvolveMKD
Office Phone: +1 646 517 4220
mdriscoll@evolvemkd.com

OBALON THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except shares and per share data)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenue:
Revenue	$—	$—	$—	$216
Revenue, related party	772	983	3,393	3,823
Total revenue	772	983	3,393	4,039
Cost of revenue	871	654	2,809	2,503
Gross profit	(99)	329	584	1,536
Operating expenses:
Research and development	2,605	3,809	9,872	12,978
Selling, general and administrative	4,830	1,194	10,217	3,491
Total operating expenses	7,435	5,003	20,089	16,469
Loss from operations	(7,534)	(4,674)	(19,505)	(14,933)
Interest expense, net	(52)	(144)	(477)	(549)
Gain (loss) from change in fair value of warrant liability	84	(3)	(466)	(34)
Other income (expense), net	7	(17)	(19)	(41)
Net loss	(7,495)	(4,838)	(20,467)	(15,557)
Accumulated other comprehensive (loss) income	(6)	(3)	(1)	5
Net loss and comprehensive loss	$(7,501)	$(4,841)	$(20,468)	$(15,552)
Net loss per share, basic and diluted	$(0.51)	$(8.42)	$(4.85)	$(27.14)
Weighted-average common shares outstanding, basic and diluted	14,689,828	574,258	4,221,893	573,181

OBALON THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$72,975	$3,356
Short-term investments	2,500	9,175
Accounts receivable, related party	515	636
Inventory	827	363
Other current assets	1,244	273
Total current assets	78,061	13,803
Property and equipment, net	717	418
Total assets	$78,778	$14,221
Liabilities, Convertible Preferred Stock and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$595	$549
Accrued compensation	2,497	1,250
Accrued clinical expenses	101	913
Other current liabilities	1,399	493
Customer deposit from related party	—	1,283
Current portion of long-term loan	—	747
Warrant liability	—	332
Total current liabilities	4,592	5,567
Long-term loan, excluding current portion	9,881	9,094
Total liabilities	14,473	14,661

Commitments and contingencies (See Note 10)
Convertible preferred stock
Series A convertible preferred stock, $0.001 par value; 2,333,332 shares authorized; none and 804,595 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; liquidation preference of $0 and $7,000 at December 31, 2016 and December 31, 2015, respectively	—	6,773
Series B convertible preferred stock, $0.001 par value; 4,333,332 shares authorized; none and 1,494,248 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; liquidation preference of $0 and $6,500 at December 31, 2016 and December 31, 2015	—	6,454
Series C convertible preferred stock, $0.001 par value; none and 7,809,939 shares authorized at December 31, 2016 and December 31, 2015, respectively; none and 2,668,533 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; liquidation preference of $0 and $16,523 at December 31, 2016 and December 31, 2015, respectively	—	16,393
Series C-1 convertible preferred stock, $0.001 par value; none and 2,783,334 and shares authorized at December 31, 2016 and December 31, 2015, respectively; none and 480,286 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; liquidation preference of $0 and $5,000 at December 31, 2016 and December 31, 2015, respectively	—	4,984

Series D convertible preferred stock, $0.001 par value; none and 11,546,013 shares authorized at December 31, 2016 and December 31, 2015, respectively; none and 2,732,552 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; liquidation preference of $0 and $41,180 at December 31, 2016 and December 31, 2015, respectively	—	20,095
Series E convertible preferred stock, $0.001 par value; 0 shares authorized at December 31, 2016 and 2015, respectively; 0 shares issued and outstanding at December 31, 2016 and 2015, respectively; liquidation preference of $0 at December 31, 2016 and 2015, respectively	—	—
	—	54,699

Stockholders’ equity (deficit):
Common stock, $0.001 par value; 300,000,000 and 35,000,000 shares authorized at December 31, 2016 and December 31, 2015, respectively; 16,773,205 and 575,126 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	17	1
Additional paid-in capital	140,898	1,002
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(76,609)	(56,142)
Total stockholders’ equity (deficit)	64,305	(55,139)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$78,778	$14,221

OBALON THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2016	2015
Operating activities:
Net loss	(20,467)	(15,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	192	167
Stock-based compensation	563	207
Loss on disposal of fixed assets	13	19
Change in fair value of warrant liability	466	34
Amortization of investment premium, net	125	260
Amortization of debt discount	70	79
Change in operating assets and liabilities:
Accounts receivable, net	—	96
Accounts receivable from related party	121	(481)
Inventory	(464)	77
Other current assets	(985)	27
Accounts payable and accrued expenses	46	370
Accrued compensation	1,247	1,018
Accrued clinical expenses	(812	898
Other current liabilities	517	111
Customer deposit from related party	—	1,283
Net cash used in operating activities	(19,368)	(11,392)
Investing activities:
Purchases of short-term investments	(18,897)	(18,590)
Maturities of short-term investments	25,450	21,500
Sales of short-term investments	—	—
Purchase of property and equipment	(352)	(139)
Proceeds from disposal of property and equipment	—	6
Net cash provided by (used in) investing activities	6,201	2,777
Financing activities:
Issuance of preferred stock for cash, net of offering costs	14,517	—
Issuance of preferred stock to related party for cash	—	—
Proceeds from initial public offering, net of issuance costs	67,233	—
Proceeds from long-term loan, net of issuance costs	—	5,000
Fees paid in connection with loan amendment	(30	—
Repayments of long-term loans	—	—
Sale of common stock upon exercise of stock options	1,066	62
Net cash provided by financing activities	82,786	5,062
Effect of exchange rate changes on cash and cash equivalents	—	7
Net increase (decrease) in cash and cash equivalents	69,619	(3,546)
Cash and cash equivalents at beginning of period	3,356	6,902
Cash and cash equivalents at end of period	$72,975	$3,356
Supplemental cash flow information:
Interest paid	$527	$475
Income taxes paid	$—	$2
Conversion of convertible preferred stock to common stock	$70,498	$—
Net exercises of warrants	$591	$—
Conversion of customer deposit from related party to preferred stock	$1,283	$—
Property and equipment in accounts payable	$140	$—